                         FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of June 1, 1998, is entered into by and between DIGITAL MICROWAVE CORPORATION (the "COMPANY") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "BANK").

                                       RECITALS

     A. The Company and the Bank are parties to a Credit Agreement dated as of June 30, 1997 (the "CREDIT AGREEMENT") pursuant to which the Bank has extended certain credit facilities to the Company.

     B. The Company has requested that the Bank agree to certain amendments of the Credit Agreement.

     C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2.   Amendments to Credit Agreement.

          (a)  Section 1.01 of the Credit Agreement shall be amended as follows:

               (i) The definition of "Availability Period" shall be amended in its entirety to read as follows:

                      ""AVAILABILITY PERIOD": the period commencing on the date of this Agreement and ending on the date that is the earlier to occur of (a) August 31, 1998 and (b) the date on which the Bank's commitment to extend credit hereunder terminates."

               (ii) The definition of "Credit Limit" shall be amended by deleting therefrom "$20,000,000" and substituting therefor "$25,000,000";

               (iii) The definition of "Final Maturity Date" shall be amended in its entirety to read as follows:

                      ""FINAL MATURITY DATE": (a) in respect of any Advances, August 31, 1998; (b) in respect of any commercial letters of credit, February 28, 1999; (c) in respect of any standby letters of credit, September 30, 1999; and (d) in respect of any Bank Guaranties, September 30, 1999."

               (iv) The following new defined terms shall be inserted in proper alphabetical order:

                      ""BANK GUARANTY": a guaranty issued hereunder by the Bank or an Offshore Credit Provider for the Borrower's or an Acceptable Subsidiary's account."

                      ""BANK GUARANTY OUTSTANDING AMOUNT": at any time, the amount or Equivalent Amount guaranteed pursuant to any Bank Guaranty but not disbursed thereunder at such time, plus all amounts paid under any Bank Guaranty by the Bank or any Offshore Credit Provider which have not yet been reimbursed, plus any other obligation or liability of the Borrower or an Acceptable Subsidiary to the Bank or any Offshore Credit Provider with respect to any Bank Guaranty."

          (b)  Section 2.01 of the Credit Agreement shall be amended as follows:

               (i) subsection (a) shall be amended by adding a comma after "Acceptable Subsidiary" at the end of clause (i) thereof, re-designating clause (iii) as clause (ii), and adding a new clause (iii) immediately before the period at the end of such subsection as follows:

                      "and (iii) cause to be issued Bank Guaranties for the Borrower's or an Acceptable Subsidiary's account";

               (ii) subsection (c) shall be amended by deleting the word "and" at the end of clause (i) thereof and inserting a new clause (iii) immediately after the words "letters of credit" at the end of clause (ii) thereof as follows:

                      "and (iii) the Bank Guaranty Outstanding Amount of all Bank Guaranties"; and

               (iii) subsection (d) shall be amended by inserting a "(i)" immediately before the words "the L/C Outstanding Amounts" and by inserting immediately after the words "letters of credit" the following:

                      "and (ii) the Bank Guaranty Outstanding Amount of all Bank Guaranties".

          (c) Section 2.04(b) of the Credit Agreement shall be amended (i) by amending clause (ii) to read in its entirety as follows:

               "(ii) require drafts payable in dollars or, in the case of a commercial letter of credit denominated in a Local Currency, payable in such Local Currency;",

(ii) and by deleting the word "and" at the end of clause (iii), re-designating clause (iv) as clause (v) and adding a new clause (iv) as follows:

               "(iv) be denominated in Dollars or such Local Currency as the Bank may approve in its sole discretion; and".

          (d) Section 2.04(d) of the Credit Agreement shall be amended in its entirety to read as follows:

               "(b) In the event of any request for a drawing under a commercial letter of credit, the Bank will notify the Borrower. In the case of letters of credit denominated in dollars, the Borrower or the applicable Acceptable Subsidiary may, subject to satisfaction of all conditions to borrowing set forth in this Agreement, convert the amount of each drawing into a Reference Rate Advance (which conversion shall be deemed to be a new Advance). With respect to any unreimbursed drawing of any such letter of credit which is not converted into a Reference Rate Advance in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 4.02 or for any other reason, the Borrower shall reimburse or cause the applicable Acceptable Subsidiary to reimburse the Bank prior to 11:00 a.m. (San Francisco time), on each date that any amount is paid by the Bank under any commercial letter of credit, in an amount equal to the amount so paid by the Bank. Such reimbursement obligations in respect of drawings, if not paid when due, shall bear interest, payable on demand, from the date of such drawing or payment, at the Floating Rate plus 2.0%. In the case of letters of credit denominated in a Local Currency, the Borrower or the applicable Acceptable Subsidiary shall reimburse the Bank or the applicable Offshore Credit Provider prior to 11:00 a.m. (local time) (or such other time as may be provided in the related Application and Security Agreement or other documentation governing such letter of credit) in the applicable Local Currency in an amount so paid by the Bank or the Offshore Credit Provider. Such reimbursement obligations in respect of drawings, if not paid when due, shall bear interest, payable on demand, from the date of such drawing or payment, at the rate set forth in the related Application and Security Agreement or other documentation governing such letter of credit or, if no such rate is therein stated, at the local equivalent of the Reference Rate plus 2.0%."

          (e) Section 2.05(b) of the Credit Agreement shall be amended by deleting from clause (i) the words "one year" and substituting therefor the words "the date which is 13 months", deleting the word "and" at the end of clause (ii), re-designating clause (iii) as clause (iv) and adding a new clause
(iii) as follows:

               "(iii) be denominated in Dollars or such Local Currency as the Bank may approve in its sole discretion; and".

          (f) Section 2.05(d) of the Credit Agreement shall be amended in its entirety to read as follows:

               "(d) In the event of any request for a drawing under a standby letter of credit, the Bank will notify the Borrower. In the case of letters of credit denominated in dollars, the Borrower or the applicable Acceptable Subsidiary may, subject to satisfaction of all conditions to borrowing set forth in this Agreement, convert the amount of each drawing into a Reference Rate Advance (which conversion shall be deemed to be a new Advance). With respect to any unreimbursed drawing of any such letter of credit which is not converted into a Reference Rate Advance in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in
               Section 4.02 or for any other reason, the Borrower shall reimburse or cause the applicable Acceptable Subsidiary to reimburse the Bank prior to 11:00 a.m. (San Francisco time), on each date that any amount is paid by the Bank under any standby letter of credit, in an amount equal to the amount so paid by the Bank. Such reimbursement obligations in respect of drawings, if not paid when due, shall bear interest, payable on demand, from the date of such drawing or payment, at the Floating Rate plus 2.0%. In the case of letters of credit denominated in a Local Currency, the Borrower or the applicable Acceptable Subsidiary shall reimburse the Bank or the applicable Offshore Credit Provider prior to 11:00 a.m. (local time) (or such other time as may be provided in the related Application and Agreement or other documentation governing such letter of credit) in the applicable Local Currency in an amount so paid by the Bank or the Offshore Credit Provider. Such reimbursement obligations in respect of drawings, if not paid when due, shall bear interest, payable on demand, from the date of such drawing or payment, at the rate set forth in the related Application and Agreement or other documentation governing such letter of credit or, if no such rate is therein stated, at the local equivalent of the Reference Rate plus 2.0%."

          (g)  The following shall be inserted into the Credit Agreement as
Section 2.07:

               "2.07 BANK GUARANTIES. (a) From time to time during the Availability Period, the Bank may, in its sole discretion, issue Bank Guaranties to the Borrower and to Acceptable Subsidiaries. Each Bank Guaranty shall be issued by an Offshore Credit Provider and pursuant to the laws of the jurisdiction in which such

               Offshore Credit Provider is located and subject to any other applicable law. Each Bank Guaranty shall be issued pursuant to the terms and conditions hereof and of a Bank standard form indemnity agreement and any other Bank standard forms for guaranties executed by the Borrower or the relevant Acceptable Subsidiary.

          (b)  Each Bank Guaranty shall:

               (i) expire on or before the date which is 13 months after the date it is issued, but in any event no later than the Final Maturity Date; and

               (ii) be otherwise in form and substance and in favor of beneficiaries and for purposes satisfactory to the Bank.

          (c) The Borrower or the relevant Acceptable Subsidiary shall pay the Offshore Credit Provider issuance fees and other fees at the times and in the amounts the Bank advises the Borrower or the Acceptable Subsidiary from time to time as being applicable to Bank Guaranties issued for the Borrower's or the Acceptable Subsidiary's account.

          (d) Each payment by the Offshore Credit Provider under a Bank Guaranty shall be reimbursed by the Borrower or the Acceptable Subsidiary to the Offshore Credit Provider in the applicable currency on the date of such payment. Any sum owed to the Offshore Credit Provider with respect to a Bank Guaranty issued under this Section which is not paid when due shall, at the option of the Offshore Credit Provider in each instance, be deemed to be a Local Currency Advance to the Borrower or the Acceptable Subsidiary by the Bank or such Offshore Credit Provider outstanding under the Revolving Facility and shall thereafter bear interest at the local equivalent of the Reference Rate.

          (e) At the expiration of the Availability Period, the Bank may require the Borrower to provide cash collateral in the amount of the Bank Guaranty Outstanding Amount, and, in addition to any other rights or remedies which the Bank may have under this Agreement or otherwise, upon the occurrence of an Event of Default, the Bank may require the Borrower to provide cash collateral in the amount of the Bank Guaranty Outstanding Amount."

          (h) Section 7.01 of the Credit Agreement shall be amended by deleting the word "and" from the end of subsection (h), re-designating subsection (i) as subsection (k) and inserting new subsections (i) and (j) as follows:

               "(i) indebtedness not to exceed at any time outstanding $150,000,000 in the aggregate which is subordinated to the indebtedness and guaranties in favor of the Bank or any affiliate of the Bank under this Agreement or any other Credit Document upon terms and conditions satisfactory to the Bank in its sole discretion;

               (j) without duplication, guaranties and other continent obligations resulting from or acquired in connection with the acquisition of MAS Technology in an aggregate amount not to exceed $10,000,000; and"

               (i) Section 7.13 of the Credit Agreement shall be amended in its entirety to read as follows:

               "7.13 QUICK RATIO. The Borrower shall not permit as of the last day of any fiscal quarter on a consolidated basis the sum of cash, short-term cash investments, marketable securities not classified as long-term investments and accounts receivable to be less than 1.35 times current liabilities (which shall include, without duplication, the sum of the dollar Equivalent Amount of all outstanding Advances, the Bank Guaranty Outstanding Amount and the L/C Outstanding Amount)."

               (j) Section 7.15 of the Credit Agreement shall be amended in its entirety to read as follows:

               "7.15 TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Borrower shall not permit as of the last day of any fiscal quarter on a consolidated basis (i) the Borrower's total liabilities (which shall include, without duplication, all guaranties and other contingent obligations permitted under Section 7.01 and the sum of the dollar Equivalent Amounts of all outstanding Advances, the Bank Guaranty Outstanding Amount and the L/C Outstanding Amount) LESS the then outstanding principal amount of subordinated indebtedness permitted under subsection 7.01(i) to exceed 0.75 times (ii) its Tangible Net Worth PLUS the then outstanding principal amount of subordinated indebtedness permitted under subsection 7.01(i)."

               (k) Schedule 2 to Exhibit C of the Credit Agreement (the form of Compliance Certificate) shall be amended and restated in its entirety to read in the form of Schedule 2 attached hereto.

     3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Bank as follows:

          (a)  No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other Person.

     4. EFFECTIVE DATE. This Amendment will become effective as of the date first above written (the "EFFECTIVE DATE"), PROVIDED THAT each of the following conditions precedent is satisfied:

          (a) The Bank has received from the Company a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Amendment.

          (b) The Bank has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

     5. RESERVATION OF RIGHTS. The Company acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

     6.   MISCELLANEOUS.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Company shall bind the Company with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

          (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 9.05 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g) Company covenants to pay to or reimburse the Bank, upon demand, for all reasonable costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                       DIGITAL MICROWAVE CORPORATION

                                       By:     /s/ CARL A. THOMSEN
                                          -------------------------------------
                                       Name:   Carl A. Thomsen
                                       Title:  Vice President, Chief Financial
                                               Officer & Secretary


                                       BANK OF AMERICA NATIONAL
                                       TRUST AND SAVINGS ASSOCIATION


                                       By:     /s/ DEBRA STAIGER
                                          -------------------------------------
                                       Name:   Debra Staiger
                                       Title:  Vice President

                                                    Date: ______________, 199__
                                                    For the fiscal quarter/year
                                                    ended ______________, 199__


                                SCHEDULE 2
                                ----------
                      to the Compliance Certificate
                            ($ in 000's)(1)

                                             Actual       Required/Permitted
                                             ------       ------------------
1.  SECTION 7.13 QUICK RATIO.
    -------------------------
    The ratio of:

    A.   the sum of:

         (i) cash
                                            ---------
                  PLUS
                  ----

         (ii) short-term cash investments
                                            ---------
                  PLUS
                  ----

         (iii) marketable securities not
         classified as long-term
         investments
                                            ---------
                  PLUS
                  ----

         (iv) current accounts
         receivable
                                            ---------

         (i)+(ii)+(iii)+(iv)            =
                                            ---------

         B.  Current Liabilities(2)

                    A
                   ---                  =                Not less than 1.35 to
                    B                       ---------    1.00.
                                            ---------



--------------
(1)  Determined on a consolidated basis, in accordance with GAAP.

(2) Including, without duplication, the sum of the dollar Equivalent Amount of all outstanding Advances, the Bank Guaranty Outstanding Amount and the L/C Outstanding Amount.

2.   SECTION 7.14 MINIMUM TANGIBLE
     NET WORTH.
     ----------

     Tangible Net Worth:                             Not to be less than the sum of:

     (i)  Total assets                    ---------  A.  90% of consolidated Tangible
                                                          Net Worth as of 12/31/96
                                                                                        -------------
               LESS                                       PLUS
               ----                                       ----
     (ii)  goodwill, patents, trademarks,
           trade names, organization                  B.  100% of the net proceeds
           expense, treasury stock,                       received from the issuance
           unamortized debt discount and                  of equity after 12/31/96
           expense, deferred charges and                                                 -------------
           other like intangibles and                     PLUS
           monies due from Affiliates                     ----
           other than Subsidiaries of                 C.  up to $20,000,000 in
           the Borrower, officers,                        intangible assets acquired
           directors, or shareholders     ---------       after 12/31/96
                                                                                         -------------
               LESS
               ----

     (iii) reserves applicable
           thereto
                                          ---------
               LESS
               ----

     (iv) all liabilities (including
          accrued and deferred income
          taxes)
                                          ---------

          (i)-(ii)-(iii)-(iv)          =                  A + B - C                  =
                                          ---------                                      -------------
                                          ---------                                      -------------

3.   SECTION 7.15 TOTAL LIABILITIES
     TO TANGIBLE NET WORTH.
     ----------------------

     The ratio of:

     A.  (i)  Total Liabilities(1)        ---------

                  LESS
                  ----

         (ii) Permitted subordinated
              indebtedness
                                          ---------
                   (i) + (ii)
                                          ---------
      B. (i)   Tangible Net Worth
               (from 2. above)
                                          ---------
                  PLUS
                  ----

         (ii) Permitted subordinated
              indebtedness
                                          ---------
              (i) + (ii)
                                          ---------
                   A
                  ---                     ---------  Not greater than 0.75 to 1.00.
                   B                      ---------

4.   SECTION 7.16(a)
     LOSSES IN TWO
     CONSECUTIVE QUARTERS.
     ---------------------
     A. (i)  Operating loss
             for fiscal quarter           ---------  Not to exceed 0 if (ii) shows a loss.
             just ended                   ---------

        (ii) Operating loss
             for the fiscal quarter
             immediately preceding
             the fiscal quarter just      ---------
             ended                        ---------

     B. (i)  Net loss for
             fiscal quarter
             just ended                   ---------  Not to exceed 0 if (ii) shows a loss.
                                          ---------
        (ii) Net loss for the
             fiscal quarter
             immediately
             preceding the
             fiscal quarter
             just ended                   ---------
                                          ---------

--------------
(1) Including, without duplication, all guaranties and other contingent obligations and the sum of the dollar Equivalent Amount of all outstanding Advances, the Bank Guaranty Outstanding Amount and the L/C Outstanding Amount.

5.   SECTION 7.16(b)
     LOSSES IN ONE QUARTER.
     ----------------------

     Operating loss for fiscal quarter               Not to exceed 5% of Tangible Net
     just ended                           ---------  Worth as of immediately preceding
                                          ---------  fiscal quarter:

                                                         Tangible Net Worth
                                                         from last quarter's
                                                         Compliance Certificate
                                                         Item No. 2
                                                                                          ---------
                                                                                            x  5%
                                                                                       =
                                                                                          ---------
                                                                                          ---------


      Net loss for fiscal            ---------       Not to exceed 5% of Tangible
      quarter just ended             ---------       Net Worth as of immediately
                                                     preceding fiscal quarter
                                                     as computed above:
                                                                                          ---------
                                                                                          ---------